As filed with the Securities and Exchange Commission on December 9,
1994

Registration No. _______

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

BLOUNT, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation or organization)

63-059390
(I.R.S. Employer Identification No.)

4520 Executive Park Drive
Montgomery, Alabama 36116-1602
(Address of Principal Executive Offices)


1994 BLOUNT EXECUTIVE STOCK OPTION PLAN
(Full title of the plan)

D. JOSEPH McINNES
Blount, Inc.
4520 Executive Park Drive
Montgomery, Alabama  36116-1602
(Name and address of agent for service)

(205) 244-4000
(Telephone number, including area code, of agent for service)

with a copy to:

L. DANIEL MORRIS, JR.
Blount, Inc.
4520 Executive Park Drive
Montgomery, Alabama  36116-1602
(205) 244-4341


CALCULATION OF REGISTRATION FEE

     Title of securities to be registered:       Class A Common Stock
                                                 $1.00 par value

     Amount to be registered:                    400,000 shares

     Proposed maximum offering
     price per share (1):                        $28.50 or $43.625

     Proposed maximum aggregate
     offering price (1):                         $12,030,213

     Amount of registration fee:                 $4,148.35


     (1) Estimated pursuant to Rule 457(h)(1) solely for the purpose of calculating the registration fee and based for shares subject to options already granted (358,333) on the exercise price thereof and for the remaining shares (41,667) upon the average of the high and low prices of the Class A Common Stock of Blount, Inc. reported on December 7, 1994 on the American Stock Exchange.


REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION


      The documents incorporated by reference in Item 3 of Part II of the Registration Statement (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that the Registration Statement incorporates) are incorporated by reference into the Section 10(a) Prospectus and are available, without charge, to the participants upon written or oral request to D. Joseph McInnes, Senior Vice President, Blount, Inc., 4520 Executive Park Drive, Montgomery, Alabama 36116-1602 (telephone number (205) 244-4000). The documents containing the information requested by Part I of Form S-8, Blount, Inc.'s latest Annual Report on Form 10-K and all reports, proxy statements and other communications distributed generally to the security holders of Blount, Inc. are available, without charge, to participants upon written or oral request to D. Joseph McInnes, Senior Vice President, Blount, Inc., 4520 Executive Park Drive, Montgomery, Alabama 36116-1602 (telephone number (205) 244-4000).



PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.     Incorporation of Documents by Reference.

       The following documents filed by Blount, Inc. (the
"Corporation") with the Securities and Exchange Commission (the
"Commission") are incorporated herein by reference as of their respective dates:

       (1) The Corporation's Annual Report on Form 10-K for the year ended February 28, 1994, filed pursuant to Section 13(a) of the Securities Exchange Act of 1934 (the "Exchange Act"); and

       (2) The Corporation's Quarterly Reports on Form 10-Q for the quarters ended May 31, 1994 and August 31, 1994; and

       (3) The description of the Corporation's common stock appearing in the Corporation's Registration Statement on Form 8-B which was filed with the Commission on July 19, 1972 and which became effective on October 13, 1972 as updated by the Corporation's Current Report on Form 8-K for June 1976, filed with the Commission on July 19, 1976, and as further updated by the Corporation's Registration Statement on Form 8-A, which was filed with the Commission on June 23, 1983.

       All documents filed by the Corporation pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the Prospectus and prior to the termination of the offering of the Class A Common Stock offered hereby, shall be deemed to be incorporated by reference and to be a part of the Prospectus from the date of the filing of such document. Any statement contained in a document incorporated by reference herein or contained herein shall be deemed to be modified or superseded to the extent that a statement herein or in a document subsequently incorporated by reference herein shall modify or supersede such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Prospectus.


Item 5.     Interests of Named Experts and Counsel.

       The legality of the securities offered hereunder has been passed upon by L. Daniel Morris, Jr., Esq., Counsel to the
Corporation. As of October 31, 1994, Mr. Morris owned approximately 4,133 shares of Class A Common Stock and 176 shares of Class B Common Stock of the Corporation, and $25,000 of the Corporation's 9%
Subordinated Notes due June 15, 2003.


Item 6.     Indemnification of Directors and Officers.

           (a) As permitted by Section 145 of the Delaware Corporation Law, Paragraph NINTH of the Restated Certificate of Incorporation and Article VI of the Bylaws of the Corporation provide for indemnification of directors, officers and employees in certain instances. Paragraph NINTH of the Restated Certificate of Incorporation provides as follows:

       NINTH: A. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. If the General Corporation Law of the State of Delaware is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended. Any repeal or modification of this Article NINTH by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

            B.    (1)   Each person who was or is made a party or is
threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she or a person of whom he or she is the legal representative is or was a director, officer or employee of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended (but, in case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that except as provided in paragraph (2) of this Section B with respect to proceedings seeking to enforce rights to indemnification, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Section B shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that if the General Corporation Law of the State of Delaware requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section B or otherwise.

                  (2) If a claim under paragraph (1) of this Section B is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the General Corporation Law of the State of Delaware for the Corporation to indemnify the claimant for the amount claimed, but the burden of providing such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the General Corporation Law of the State of Delaware, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

                  (3) The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section B shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Restated Certificate of Incorporation, bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

                  (4) The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of the State of Delaware.

                  (5) The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and rights to be paid by the Corporation the expenses, incurred in defending any proceeding in advance of its final disposition, to any agent of the Corporation to the fullest extent of the provisions of this Section B with respect to the indemnification and advancement of expenses of directors, officers and employees of the Corporation.

       (b)        Article VI of the Bylaws provides as follows:

       Bylaw Article VI.  INDEMNIFICATION OF DIRECTORS, OFFICERS AND
EMPLOYEES:

       Section 1. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

       Section 2. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

       Section 3. To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 1 and 2, or in defense of any claim, issue or matter therein, or to the extent that a director, officer, employee or agent of the Corporation meets the standards of conduct set forth in Sections 1 or 2, he shall be indemnified against expenses (including attorneys' fees) and, if permitted by such sections, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection therewith.

       Section 4. Any indemnification under Sections 1 and 2 (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Sections 1 and 2. Such determination shall be made (a) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (b) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (c) by the stockholders.

       Section 5. Unless the Board of Directors specifically orders otherwise, expenses incurred in defending a civil or criminal action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article VI.

       Section 6. The indemnification and advancement of expenses provided by or granted pursuant to the other subsections of this
Article VI shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office. The indemnification provided by this Article VI shall not be exclusive of any powers, rights, agreements or undertakings which may be legally permissible or authorized by or under any applicable law but, notwithstanding any other provision of this
Article VI, the indemnification authorized and provided by this
Article VI shall be applicable only to the extent that such indemnification shall not duplicate indemnity or reimbursement which such person has received or shall receive otherwise than under this
Article VI.

       Section 7. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VI shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

       Section 8. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article VI or otherwise.

       (c) In addition to the foregoing provisions of the By-laws of the Corporation, directors, officers, employees and agents of the Corporation may be indemnified by the Corporation pursuant to the provisions of Section 145 of the General Corporation Law of the State of Delaware.

       (d) In addition, the Corporation maintains directors' and officers' liability insurance.



Item 8.     Exhibits.

       The following exhibits are filed as part of the Registration
Statement:

Exhibit Number          Description

   *4(a) . . . . . .    1994 Blount Executive Stock Option Plan, which
                        was filed as Exhibit A to the Corporation's
                        Proxy Statement relating to the Annual Meeting of Stockholders held June 27, 1994 (Commission
                        File No. 1-7002).

   *4(b) . . . . . .    The Restated Certificate of Incorporation of
                        Blount, Inc., which was filed as Exhibit 3(a) to the Corporation's Annual Report on Form 10-
                        K for the year ended February 28, 1990
                        (Commission File No. 1-7002).

   *4(c) . . . . . .    The registration of 9% subordinated notes due
                        June 2003 filed on Form S-2 (Registration
                        No. 33-62728), effective as of June 30, 1994.

   5 . . . . . . . .    Opinion of L. Daniel Morris, Jr., Esq. as to
                        the legality of the securities being offered.

   23(a) . . . . . .    Consent of Coopers & Lybrand L.L.P.

   23(b) . . . . . .    Consent of L. Daniel Morris, Jr., Esq. is
                        contained in his opinion filed as Exhibit 5 to this Registration Statement.

   24. . . . . . . .    Powers of Attorney.



*  Incorporated by reference.

Item 9.     Undertakings

       (a)        The undersigned registrant hereby undertakes:

            (1) To file, during any period in which offers and sales are being made, a post-effective amendment to this registration statement:

                  (i)     To include any prospectus required by
                          Section 10(a)(3) of the Securities Act
                          of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                  (iii)   To include any material information
                          with respect to the plan of
                          distribution not previously disclosed
                          in the registration statement or any
                          material change to such information in
                          the registration statement:

            Provided, however, that paragraphs (a)(1)(i) and
(a)(1)(ii) do not apply if the registration statement is on Form S- 3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Montgomery, State of Alabama on December 8, 1994.


                                    BLOUNT, INC.


                                    /s/ Harold E. Layman
                                    Harold E. Layman
                                    Senior Vice President and Chief
                                    Financial Officer


            Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


       Signature                  Title                   Date

*Winton M. Blount           Chairman of the Board    December 9, 1994
                            and Director


/s/ John M. Panettiere      President, Chief         December 8, 1994
                            Executive Officer
                            and Director


/s/ Harold E. Layman        Senior Vice President    December 8, 1994
                            and Chief Financial
                            Officer


/s/ Rodney W. Blankenship   Controller (Principal    December 8, 1994
                            Accounting Officer)


W. Houston Blount           Director


*R. Eugene Cartledge        Director                 December 9, 1994


C. Todd Conover             Director



*H. Corbin Day              Director                 December 9, 1994


*Herbert J. Dickson         Director                 December 9, 1994


*Alfred M. Gleason          Director                 December 9, 1994


*James W. Hargrove          Director                 December 9, 1994


*Mary D. Nelson             Director                 December 9, 1994


*Arthur P. Ronan            Director                 December 9, 1994


Joab L. Thomas              Director


*By /s/ L. Daniel Morris, Jr.                        December 9, 1994
    L. Daniel Morris, Jr.
    Attorney-in-Fact

                                                             EXHIBIT 5


                              December 9, 1994





Board of Directors
Blount, Inc.
4520 Executive Park Drive
Montgomery, Alabama 36116-1602

Ladies and Gentlemen:

            In my capacity as Counsel to Blount, Inc., a Delaware corporation ("Blount"), I have examined the Registration Statement on Form S-8 (the "Registration Statement"), in form as proposed to be filed by Blount with the Securities and Exchange Commission under the provisions of the Securities Act of 1933, as amended, on December 8, 1994, relating to the registration of 400,000 shares of Class A Common Stock of Blount (the "Shares") in connection with certain options to purchase the Shares granted pursuant to the 1994 Blount Executive Stock Option Plan (the "Stock Option Plan"). In this connection, I have examined such corporate records, documents and proceedings and such applicable laws as I have deemed relevant and necessary as a basis for the opinions expressed herein.

            Upon the basis of the foregoing, I am of the opinion that the Shares to be offered under the Registration Statement, to the extent actually issued pursuant to the Stock Option Plan, will have been duly and legally authorized and issued and will be fully paid and nonassessable.

            I hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and the use of my name therein and in any Prospectus constituting any part thereof.

                                Yours very truly,


                                /s/ L. Daniel Morris, Jr.
                                L. Daniel Morris, Jr.
                                Vice President, Legal Services

                                                         EXHIBIT 23(a)


                      CONSENT OF INDEPENDENT ACCOUNTANTS



            We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated April 12, 1994, which includes an explanatory paragraph that describes the changes in method of accounting for postemployment benefits other than pensions and income taxes in 1992, on our audits of the consolidated financial statements and financial statement schedules of Blount Inc. and subsidiaries as of the last day of February 1994 and 1993, and for each of the three years in the period ended February 28, 1994, which reports are included in Blount, Inc.'s Annual Report on Form 10-K.



                                          /s/ Coopers & Lybrand L.L.P.






December 9, 1994
Atlanta, Georgia

                                                            EXHIBIT 24


                               POWER OF ATTORNEY



            The undersigned director of Blount, Inc. (the "Company") hereby makes, constitutes and appoints D. Joseph McInnes and L. Daniel Morris, Jr., and each of them, the true and lawful attorney- in-fact and agent to the undersigned to: (1) execute in the name and on behalf of the Company and the undersigned a Registration Statement and any amendment or amendments thereto relating to the sale of Class A Common Stock of the Company pursuant to the 1994 Blount Executive Stock Option Plan (the "Stock Option Plan"); (2) execute any and all other documents, papers and/or forms reasonably necessary to the registration and/or listing of shares of the Class A Common Stock of the Company pursuant to the Stock Option Plan; and (3) perform all other acts which, in the discretion of D. Joseph McInnes and/or L. Daniel Morris, Jr., may be deemed reasonably necessary or appropriate to carry out and accomplish the registration of shares of Class A Common Stock of the Company pursuant to the Stock Option Plan.

            Dated as of this 5th day of December, 1994.


                                             /s/ Winton M. Blount

                                                            EXHIBIT 24


                               POWER OF ATTORNEY



            The undersigned director of Blount, Inc. (the "Company") hereby makes, constitutes and appoints D. Joseph McInnes and L. Daniel Morris, Jr., and each of them, the true and lawful attorney- in-fact and agent to the undersigned to: (1) execute in the name and on behalf of the Company and the undersigned a Registration Statement and any amendment or amendments thereto relating to the sale of Class A Common Stock of the Company pursuant to the 1994 Blount Executive Stock Option Plan (the "Stock Option Plan"); (2) execute any and all other documents, papers and/or forms reasonably necessary to the registration and/or listing of shares of the Class A Common Stock of the Company pursuant to the Stock Option Plan; and (3) perform all other acts which, in the discretion of D. Joseph McInnes and/or L. Daniel Morris, Jr., may be deemed reasonably necessary or appropriate to carry out and accomplish the registration of shares of Class A Common Stock of the Company pursuant to the Stock Option Plan.

            Dated as of this 2nd day of December, 1994.



                                             /s/ John M. Panettiere

                                                            EXHIBIT 24


                               POWER OF ATTORNEY



            The undersigned director of Blount, Inc. (the "Company") hereby makes, constitutes and appoints D. Joseph McInnes and L. Daniel Morris, Jr., and each of them, the true and lawful attorney- in-fact and agent to the undersigned to: (1) execute in the name and on behalf of the Company and the undersigned a Registration Statement and any amendment or amendments thereto relating to the sale of Class A Common Stock of the Company pursuant to the 1994 Blount Executive Stock Option Plan (the "Stock Option Plan"); (2) execute any and all other documents, papers and/or forms reasonably necessary to the registration and/or listing of shares of the Class A Common Stock of the Company pursuant to the Stock Option Plan; and (3) perform all other acts which, in the discretion of D. Joseph McInnes and/or L. Daniel Morris, Jr., may be deemed reasonably necessary or appropriate to carry out and accomplish the registration of shares of Class A Common Stock of the Company pursuant to the Stock Option Plan.

            Dated as of this 6th day of December, 1994.




                                             /s/ R. Eugene Cartledge

                               POWER OF ATTORNEY



            The undersigned director of Blount, Inc. (the "Company") hereby makes, constitutes and appoints D. Joseph McInnes and L. Daniel Morris, Jr., and each of them, the true and lawful attorney- in-fact and agent to the undersigned to: (1) execute in the name and on behalf of the Company and the undersigned a Registration Statement and any amendment or amendments thereto relating to the sale of Class A Common Stock of the Company pursuant to the 1994 Blount Executive Stock Option Plan (the "Stock Option Plan"); (2) execute any and all other documents, papers and/or forms reasonably necessary to the registration and/or listing of shares of the Class A Common Stock of the Company pursuant to the Stock Option Plan; and (3) perform all other acts which, in the discretion of D. Joseph McInnes and/or L. Daniel Morris, Jr., may be deemed reasonably necessary or appropriate to carry out and accomplish the registration of shares of Class A Common Stock of the Company pursuant to the Stock Option Plan.

            Dated as of this 7th day of December, 1994.




                                             /s/ H. Corbin Day

                                                            EXHIBIT 24


                               POWER OF ATTORNEY



            The undersigned director of Blount, Inc. (the "Company") hereby makes, constitutes and appoints D. Joseph McInnes and L. Daniel Morris, Jr., and each of them, the true and lawful attorney- in-fact and agent to the undersigned to: (1) execute in the name and on behalf of the Company and the undersigned a Registration Statement and any amendment or amendments thereto relating to the sale of Class A Common Stock of the Company pursuant to the 1994 Blount Executive Stock Option Plan (the "Stock Option Plan"); (2) execute any and all other documents, papers and/or forms reasonably necessary to the registration and/or listing of shares of the Class A Common Stock of the Company pursuant to the Stock Option Plan; and (3) perform all other acts which, in the discretion of D. Joseph McInnes and/or L. Daniel Morris, Jr., may be deemed reasonably necessary or appropriate to carry out and accomplish the registration of shares of Class A Common Stock of the Company pursuant to the Stock Option Plan.

            Dated as of this 6th day of December, 1994.




                                             /s/ Herbert J. Dickson

                                                            EXHIBIT 24


                               POWER OF ATTORNEY



            The undersigned director of Blount, Inc. (the "Company") hereby makes, constitutes and appoints D. Joseph McInnes and L. Daniel Morris, Jr., and each of them, the true and lawful attorney- in-fact and agent to the undersigned to: (1) execute in the name and on behalf of the Company and the undersigned a Registration Statement and any amendment or amendments thereto relating to the sale of Class A Common Stock of the Company pursuant to the 1994 Blount Executive Stock Option Plan (the "Stock Option Plan"); (2) execute any and all other documents, papers and/or forms reasonably necessary to the registration and/or listing of shares of the Class A Common Stock of the Company pursuant to the Stock Option Plan; and (3) perform all other acts which, in the discretion of D. Joseph McInnes and/or L. Daniel Morris, Jr., may be deemed reasonably necessary or appropriate to carry out and accomplish the registration of shares of Class A Common Stock of the Company pursuant to the Stock Option Plan.

            Dated as of this 7th day of December, 1994.




                                             /s/ Alfred M. Gleason

                                                            EXHIBIT 24


                               POWER OF ATTORNEY
                                  (Directors)


            The undersigned director of Blount, Inc. (the "Company") hereby makes, constitutes and appoints D. Joseph McInnes and L. Daniel Morris, Jr., and each of them, the true and lawful attorney- in-fact and agent to the undersigned to: (1) execute in the name and on behalf of the Company and the undersigned a Registration Statement and any amendment or amendments thereto relating to the sale of Class A Common Stock of the Company pursuant to the 1994 Blount Executive Stock Option Plan (the "Stock Option Plan"); (2) execute any and all other documents, papers and/or forms reasonably necessary to the registration and/or listing of shares of the Class A Common Stock of the Company pursuant to the Stock Option Plan; and (3) perform all other acts which, in the discretion of D. Joseph McInnes and/or L. Daniel Morris, Jr., may be deemed reasonably necessary or appropriate to carry out and accomplish the registration of shares of Class A Common Stock of the Company pursuant to the Stock Option Plan.

            Dated as of this 6th day of December, 1994.




                                             /s/ James W. Hargrove

                                                            EXHIBIT 24


                               POWER OF ATTORNEY



            The undersigned director of Blount, Inc. (the "Company") hereby makes, constitutes and appoints D. Joseph McInnes and L. Daniel Morris, Jr., and each of them, the true and lawful attorney- in-fact and agent to the undersigned to: (1) execute in the name and on behalf of the Company and the undersigned a Registration Statement and any amendment or amendments thereto relating to the sale of Class A Common Stock of the Company pursuant to the 1994 Blount Executive Stock Option Plan (the "Stock Option Plan"); (2) execute any and all other documents, papers and/or forms reasonably necessary to the registration and/or listing of shares of the Class A Common Stock of the Company pursuant to the Stock Option Plan; and (3) perform all other acts which, in the discretion of D. Joseph McInnes and/or L. Daniel Morris, Jr., may be deemed reasonably necessary or appropriate to carry out and accomplish the registration of shares of Class A Common Stock of the Company pursuant to the Stock Option Plan.

            Dated as of this 5th day of December, 1994.




                                             /s/ Mary D. Nelson

                                                            EXHIBIT 24


                               POWER OF ATTORNEY



            The undersigned director of Blount, Inc. (the "Company") hereby makes, constitutes and appoints D. Joseph McInnes and L. Daniel Morris, Jr., and each of them, the true and lawful attorney- in-fact and agent to the undersigned to: (1) execute in the name and on behalf of the Company and the undersigned a Registration Statement and any amendment or amendments thereto relating to the sale of Class A Common Stock of the Company pursuant to the 1994 Blount Executive Stock Option Plan (the "Stock Option Plan"); (2) execute any and all other documents, papers and/or forms reasonably necessary to the registration and/or listing of shares of the Class A Common Stock of the Company pursuant to the Stock Option Plan; and (3) perform all other acts which, in the discretion of D. Joseph McInnes and/or L. Daniel Morris, Jr., may be deemed reasonably necessary or appropriate to carry out and accomplish the registration of shares of Class A Common Stock of the Company pursuant to the Stock Option Plan.

            Dated as of this 6th day of December, 1994.




                                             /s/ Arthur P. Ronan